CERTIFICATE OF MERGER Exhibit 2.1

                                       OF

                             GRAFIX TIME CORPORATION
                             a New York corporation

                                  WITH AND INTO

                               GRAFIX CORPORATION
                             a Delaware corporation


     Pursuant to Section 251(c) of the Delaware General Corporation Law, Grafix Corporation, a Delaware corporation ("Grafix-Delaware"), the surviving corporation in a merger with Grafix Time Corporation, a New York corporation ("Grafix-New York"), certifies as follows:

     1. Grafix-Delaware is a Delaware corporation. Grafix-New York is a New York corporation.

     2. An Agreement and Plan of Merger dated as of July 30, 1998 (the "Merger Agreement"), providing for the merger of Grafix-New York with and into Grafix-Delaware (the "Merger"), has been approved, adopted, certified, executed and acknowledged by Grafix-Delaware and Grafix-New York in accordance with
Section 251(c) of the Delaware General Corporation Law.

     3. The surviving corporation in the Merger is Grafix-Delaware.

     4. The Certificate of Incorporation of Grafix-Delaware, as in effect immediately prior to the effective time of the Merger, shall be the Certificate of Incorporation of the surviving corporation.

     5. The executed Merger Agreement is on file at the principal place of business of the surviving corporation, the address of which is 8250 S. Akron St., Suite 203, Englewood, Colorado 80112.

     6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of Grafix-Delaware or Grafix-New York.

                                                GRAFIX CORPORATION,
                                                a Delaware corporation



                                                /S/ KENT D. KRAUSMAN
                                                --------------------------------
                                                Kent D. Krausman
                                                President and Secretary

Dated: July 30, 1998